Exhibit 99.1

Snyder’s-Lance, Inc. Receives Shareholder Approval for Proposed Acquisition by Campbell Soup Company

CHARLOTTE, NC, March 23, 2018 – Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) announced today that its shareholders, at a special meeting held on March 23, 2018, approved the previously announced proposed acquisition of the Company by Campbell Soup Company. 90.26% of the Company’s shares outstanding were voted, with more than 99.33% of the votes cast in favor of the proposal, representing more than 89.65% of Snyder’s-Lance’s issued and outstanding shares. Under the terms of the proposed acquisition, Campbell Soup Company will acquire all shares outstanding of Snyder’s-Lance, Inc. for $50.00 per share in cash. The Company will be filing the final vote results on a Form 8-K with the SEC.

The closing of the transaction is anticipated to occur on or about Monday, March 26, 2018, subject to the satisfaction of customary closing conditions at such time. At the closing, shares of Snyder’s-Lance common stock will no longer be listed for trading on the NASDAQ stock exchange.

About Snyder’s-Lance, Inc.

Snyder's-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder's-Lance's products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, popcorn, nuts and other snacks. Products are sold under the Snyder's of Hanover®, Lance®, Kettle Brand®, KETTLE® Chips, Cape Cod®, Snack Factory® Pretzel Crisps®, Pop Secret®, Emerald®, Late July®, Krunchers! ®, Tom's®, Archway®, Jays®, Stella D'oro®, Eatsmart Snacks™, O-Ke-Doke®, Metcalfe’s skinny®, and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. For more information, visit the Company's corporate web site: www.snyderslance.com.

LNCE-E

Investor Contact

Kevin Powers, Senior Director, Investor Relations and Communications

Kpowers@snyderslance.com, (704) 557-8279

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this communication regarding the proposed acquisition of the Company, including any statements regarding the expected timetable for completing the proposed transaction and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “believe,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “should,” “strategy,” “will,” “would,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the diversion of management time on transaction-related issues; and risk that the transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel. Additional information concerning these and other risk factors can be found in the Company’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Company’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the Definitive Proxy Statement filed by the Company on February 20, 2018. The foregoing list of important factors is not exclusive. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. The Company assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.